Exhibit 23
                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13587) pertaining to the 1995 Stock Option and Incentive Plan, the 1995 Non-Qualified Stock Option Plan, and the 1994 Restricted Stock Plan of Ferrofluidics Corporation of our report dated September 23, 1998, with respect to the consolidated financial statements and schedule of Ferrofluidics Corporation for the year ended June 27, 1998, included in the Annual Report (Form 10-K) for the year ended June 27, 1998.


                                                  /s/ Ernst & Young LLP
Manchester, New Hampshire
October 2, 1998